UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 29, 2019 (January 25, 2019)

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 25, 2019, Orchids Paper Products Company (the “Company”) entered into Amendment No. 11(the “Credit Agreement Amendment”) to its Second Amended and Restated Credit Agreement dated June 25, 2015 by and among the Company, Black Diamond Commercial Finance, L.L.C., as successor to U.S. Bank National Association, and Orchids Investment LLC, as successor to the lenders party thereto (the “Lender”) (as amended, the “Credit Agreement”).

The Credit Agreement Amendment, among other things, (i) waives any existing non-compliance by the Company with any covenant under the Credit Agreement; (ii) sets the commitment fee rate at 3.55% and the base rate at 13.5%, in each case regardless of the then-current Leverage Ratio (as defined in the Credit Agreement), and provides that all outstanding loans under the Credit Agreement shall be converted to, and any revolving loans made in the future shall, bear interest at the base rate; (iii) defers future interest and principal payments until May 1, 2019; (iv) extends until March 1, 2019 the deadline for the Company to deliver either (a) an executed purchase agreement for the sale of the Company’s equity or assets or (b) a binding commitment from institutional lenders to refinance the Company’s debt obligations, in either case in an amount sufficient to repay the Company’s debt obligations to its existing lenders in full, and extends until May 1, 2019 the deadline for the Company to consummate such transaction; (v) eliminates the obligation of the Lender to issue any letters of credit to the Company; (vi) provides that the Company will not permit Net Cash Flow (as defined in the Credit Agreement) for any week to be more than 10% less than the projected Net Cash Flow as set forth in the cash flow forecast that includes such week; and (vii) amends certain reporting and forecast requirements. There can be no assurance that the Company will be able to consummate any sale, transaction, or refinancing on terms that are satisfactory to it, or at all.

Fees of approximately $1.9 million will be paid to the lenders and administrative agent in connection with the Credit Agreement Amendment and the NMTC Loan Agreement (defined below).

In conjunction with the Credit Agreement Amendment, on January 25, 2019 the Company also amended the loan agreement (the “NMTC Loan Agreement”) by and among the Company’s wholly owned subsidiaries and certain Community Development Financial Institutions relating to the Company’s participation in the New Market Tax Credits program of the Internal Revenue Code in order to align the NMTC Loan Agreement with the Credit Agreement. The amendment to the NMTC Loan Agreement incorporated the same substantive changes as the Credit Agreement Amendment.

The foregoing summaries are not complete and are qualified in its entirety by reference to the full text of the Credit Agreement Amendment attached as Exhibit 10.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

Exhibit	Description
10.1	Amendment No. 11, dated as of January 23, 2019, to Second Amended and Restated Credit Agreement, dated as of June 25, 2015, among Orchids Paper Products Company and Black Diamond Commercial Finance, L.L.C., as administrative agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: January 29, 2019	By:	/s/ Jeffrey S. Schoen
Jeffrey S. Schoen Chief Executive Officer